Exhibit 4.2

EQUIFAX INC.

ISSUER

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

TRUSTEE

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF NOVEMBER 9, 2009

THIRD SUPPLEMENT TO INDENTURE,

DATED AS OF JUNE 29, 1998, BETWEEN

EQUIFAX INC. AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(formerly known as The Bank of New York Trust Company, N.A. as successor to Bank One Trust Company, N.A., which was successor in interest to The First National Bank of Chicago)

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE, dated as of November 9, 2009, between EQUIFAX INC., a Georgia corporation (the “Issuer”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (FORMERLY KNOWN AS THE BANK OF NEW YORK TRUST COMPANY, N.A. AS SUCCESSOR TO BANK ONE TRUST COMPANY, N.A., WHICH WAS SUCCESSOR IN INTEREST TO THE FIRST NATIONAL BANK OF CHICAGO), a corporation organized under the laws of the United States of America, as trustee (the “Trustee”) under the Original Indenture (as hereinafter defined).

RECITALS

WHEREAS, the Issuer executed and delivered its Indenture (the “Original Indenture”), dated as of June 29, 1998, to the Trustee to issue from time to time for its lawful purposes debt securities evidencing its unsecured indebtedness.

WHEREAS, the Original Indenture provides that by means of a supplemental indenture, the Issuer may create one or more series of its debt securities and establish the form and terms and conditions thereof.

WHEREAS, the Issuer desires to issue a series of senior debt securities under the Original Indenture, and has duly authorized the creation and issuance of such series of debt securities and the execution and delivery of this Third Supplemental Indenture to modify the Original Indenture and provide certain additional provisions as hereinafter described;

WHEREAS, the Issuer and the Trustee deem it advisable to enter into this Third Supplemental Indenture for the purposes of establishing the terms of such series of debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;

WHEREAS, all conditions and requirements of the Original Indenture necessary to make this Third Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

WHEREAS, the Board of Directors of the Issuer, acting through authority delegated to certain of its executive officers, has approved the creation of the Notes and the form, terms and conditions thereof;

WHEREAS, concurrently with the execution hereof, the Issuer has delivered an Officers’ Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and

WHEREAS, the consent of Holders to the execution and delivery of this Third Supplemental Indenture is not required, and all other actions required to be taken under the Original Indenture with respect to this Third Supplemental Indenture have been taken.

NOW, THEREFORE IT IS AGREED:

ARTICLE ONE

CREATION OF THE NOTES

Section 1.1.  Designation of Series.  Pursuant to the terms hereof and Section 3.01 of the Original Indenture, the Issuer hereby creates a series of its debt securities which shall be known as the “4.450% Senior Notes due 2014” (the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Original Indenture.

Section 1.2.  Form and Denomination of Notes.  The definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof.  The Notes shall bear interest, be payable and have such other terms as are stated in the form of Note and in the Original Indenture, as supplemented by this Third Supplemental Indenture.  The Notes shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 1.3.  Amount of Series.  Subject to Section 1.10 hereof, the aggregate principal amount of the Notes that may be issued under this Third Supplemental Indenture is initially limited to $275,000,000.  The Notes may, upon the execution and delivery of this Third Supplemental Indenture or from time to time thereafter, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon the delivery of an Issuer Order.

Section 1.4.  Rank.  The Notes are unsecured and shall rank equally among themselves and with all of the Issuer’s other unsecured and unsubordinated indebtedness.

Section 1.5.  No Sinking Fund.  No sinking fund shall be provided with respect to the Notes.

Section 1.6.  Optional Redemption.  Except as otherwise may be specified in this Third Supplemental Indenture and in the Notes, Article Thirteen of the Original Indenture shall be applicable to the Notes.  Except as otherwise may be specified in this Third Supplemental Indenture, the Issuer shall have the right to redeem the Notes, in whole or in part, at any time or from time to time, at a redemption price (the “Optional Redemption Price”) equal to the greater of:

(i)            100% of the principal amount plus accrued an unpaid interest to, but excluding, the Redemption Date; and

(ii)           the sum of the present values of the Remaining Scheduled Payments of principal and interest (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.

The Issuer will mail notice of such redemption to the registered holders of the

Notes to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date. If Notes are only partially redeemed pursuant to this Section 1.6, the Notes to be redeemed will be selected by the Trustee in such manner as in its sole discretion it shall deem appropriate and fair; provided, that if at the time of redemption the Notes to be redeemed are registered as a Global Note, the Depository shall determine, in accordance with its procedures, the principal amount of the Notes to be redeemed held by each of its participants that holds a position in such Notes. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the Redemption Date or at such later time as is then permitted by the rules of the Depositary for the Notes (if then registered as a Global Note); provided, that the Issuer shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

Section 1.7.  Definitions.  For all purposes of this Third Supplemental Indenture:

(a)           Capitalized terms used herein without definition shall have the meanings set forth in the Original Indenture;

(b)           a term defined anywhere in this Third Supplemental Indenture (including the exhibits hereto) has the same meaning throughout;

(c)           the singular includes the plural and vice versa;

(d)           headings are for convenience of reference only and do not affect interpretation;

(e)           the following terms have the meanings given to them in this Section 1.7(e):

“Business Day” shall mean, unless otherwise specified, any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

“Comparable Treasury Issue” shall mean the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” shall mean, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations or, if only one such Quotation is obtained, such Quotation.

“Depository” shall mean a clearing agency registered under Section 17A of the

Exchange Act that is designated to act as Depository for the Notes.

“Independent Investment Banker” shall mean an independent investment banking institution of national standing appointed by the Issuer, which may be one of the Reference Treasury Dealers.

“Redemption Date” shall mean, with respect to any redemption of Notes, the date fixed for such redemption pursuant to the Original Indenture and such Notes.

“Reference Treasury Dealer” shall mean (i) J.P. Morgan Securities Inc. and its successors, provided, that if J.P. Morgan Securities Inc. or any such successor shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any other three Primary Treasury Dealers selected by the Issuer.

“Reference Treasury Dealer Quotations” shall mean, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to the Notes to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due at the related Redemption Date but before such redemption; provided, however, that if such Redemption Date is not an interest payment date, with respect to the Notes, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such Redemption Date.

“Treasury Rate” shall mean, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (ii) if the period from the Redemption Date to the Maturity Date of the Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used, or (iii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated by the Issuer on the third Business

Day preceding such Redemption Date. The Trustee shall not be responsible for any such calculation.

Section 1.8.  Notes Not Convertible or Exchangeable.  The Notes shall not be convertible or exchangeable for other securities or property.

Section 1.9.  Issuance of Notes; Selection of Depository. The Notes shall be issued as Registered Securities in permanent global form, without coupons.  The initial Depositary for the Notes shall be The Depository Trust Company.

Section 1.10.  Issuance of Additional Notes.  From time to time subsequent to the date hereof, without the consent of the Holders of the Notes, the Issuer may create and issue additional Notes (the “Additional Notes”) under the terms of the Original Indenture and this Third Supplemental Indenture (and without need to execute any additional supplemental indenture).  The Additional Notes shall be issued as part of the existing series of Notes issued pursuant to this Third Supplemental Indenture and shall have terms identical in all material respects (except for the initial interest accrual date, the initial Interest Payment Date, and the issue price) to any Outstanding Notes and shall be treated together with any Outstanding Notes as a single issue of Notes under the Original Indenture and this Third Supplemental Indenture.  Any Additional Notes issued hereunder shall rank equally and ratably with the Notes originally issued pursuant to this Third Supplemental Indenture, shall have the same CUSIP number and shall trade interchangeably with such Notes and shall otherwise constitute Notes for all other purposes hereof.  Any Additional Notes may be issued pursuant to authorization provided by one or more Board Resolutions.  No Additional Notes shall be issued at any time that there is an Event of Default under the Original Indenture with respect to the Notes that has occurred and is continuing.

Section 1.11.  Issuance of Additional Debt Securities.  In addition to notes, the Issuer may, from time to time, issue other series of debt securities under the Original Indenture consisting of debentures, notes or other unsecured, unsubordinated evidences of indebtedness, but such other series will be separate from and independent of the notes.  The Original Indenture does not limit the amount of debt securities or any other debt (whether secured or unsecured) which the Issuer may incur.

ARTICLE TWO

APPOINTMENT OF THE TRUSTEE FOR THE NOTES

Section 2.1.  Appointment of Trustee; Acceptance by Trustee.  Pursuant and subject to the Original Indenture, the Issuer hereby appoints The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. as successor to Bank One Trust Company, N.A., which was successor in interest to The First National Bank of Chicago), to act on behalf of the Holders of the Notes.  By execution, acknowledgment and delivery of this Third Supplemental Indenture, the Trustee hereby accepts appointment as trustee with respect to the Notes, and agrees to perform the duties and obligations of the Trustee with respect to the Notes upon the terms and conditions set forth in the Original Indenture and in this Third Supplemental Indenture.

Section 2.2.  Rights, Powers, Duties and Obligations of the Trustee.  Any rights, powers, duties and obligations by any provisions of the Original Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.

Section 2.3.  Rights in Indenture Applicable to Trustee.  The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee, shall be afforded all of the rights, powers, immunities and indemnities of the Trustee as set forth in the Original Indenture as if such rights, powers, immunities and indemnities were specifically set forth herein.

ARTICLE THREE

CHANGE OF CONTROL OFFER

Section 3.1.  Change of Control Offer.

(a)         If a Change of Control Triggering Event occurs, unless the Issuer has exercised its option to redeem the Notes, the Issuer shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth herein.

(b)         In the Change of Control Offer, the Issuer shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes of this series repurchased to the date of repurchase (the “Change of Control Payment”).  Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Issuer shall mail a notice to Holders of the Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”).  The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(c)         In order to accept the Change of Control Offer, the Holder must deliver to the Paying Agent, at least three Business Days prior to the Change of Control Payment Date, this Security together with the form entitled “Election Form” (which form is annexed hereto) duly completed, or a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth:

(i)            the name of the Holder of the Note;

(ii)           the principal amount of the Note;

(iii)          the principal amount of the Note to be repurchased;

(iv)          the certificate number or a description of the tenor and terms of the Note;

(v)           a statement that the Holder is accepting the Change of Control Offer; and

(vi)          a guarantee that the Note, together with the form entitled “Election Form” duly completed, will be received by the Paying Agent at least three Business Days prior to the Change of Control Payment Date.

(d)           Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of the Notes, but in that event the principal amount of the Notes remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(e)           On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(i)            accept for payment all Notes of this series or portions of such Notes properly tendered pursuant to the Change of Control Offer;

(ii)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes of this series or portions of such Notes properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Notes of this series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes of this series or portions of such Notes being repurchased.

(f)          The Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party purchases all Notes of this series properly tendered and not withdrawn under its offer.  In addition, the Issuer shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Original Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(g)         The Issuer shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Issuer shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

Section 3.2  Additional Definitions.  For purposes of the Change of Control Offer provisions of the Securities of this series, the following terms are applicable:

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Issuer’s Voting Stock or other Voting Stock into which the Issuer’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to one or more Persons (other than the Issuer or a Subsidiary); or (3) the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control if (1) the Issuer becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Issuer’s Board of Directors who (1) was a member of such Board of Directors on the date the Securities of this series were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Issuer’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Securities of this series or fails to make a rating of such Securities publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer (as certified by a resolution of the Issuer’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the rating on the Securities of this series is lowered by each of the Rating Agencies and the Securities of this series are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period shall be extended so long as the rating of the Securities of this series is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

ARTICLE FOUR

DEFEASANCE

Section 4.1.  Defeasance Applicable to Notes.  Pursuant to Sections 3.01(10), 15.01 and 15.02 of the Original Indenture, provision is hereby made for both (i) defeasance of the Notes under Section 15.03 of the Original Indenture and (ii) covenant defeasance of the Notes under Section 15.04, in each case, upon the terms and conditions contained in Article Fifteen of the Original Indenture.  For purposes of such defeasance or covenant defeasance, the term “Government Obligations” shall not include obligations referred to in the definition of such term in the Original Indenture which are not obligations of the United States or a Person controlled or supervised by and acting as an agency or an instrumentality thereof.

ARTICLE FIVE

DEFAULTS AND REMEDIES

Section 5.1.  Events of Default.  The provisions of Section 5.01(2) of the Original Indenture shall not be applicable to the Notes.  As contemplated under Section 3.01 and Section 5.01(9) of the Original Indenture, the following events, in addition to the events described in clauses 5.01(1) and 5.01(3) to (8) of the Original Indenture, shall be Events of Default with respect to the Notes:

(i)            default in the payment of the principal of (and premium, if any, on) the Notes when due at its maturity (including a failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer in respect of the Notes).

ARTICLE SIX

AMENDMENTS AND WAIVERS

Section 6.1.  Modification and Amendment with Consent of Holders of the Notes.  Except as provided below, Section 11.02 of the Original Indenture shall be applicable to the Notes.  After the Issuer’s obligation to purchase the Notes arises under Article Three of this Third Supplemental Indenture, the Issuer shall not, without the consent of each of the Holders of the then Outstanding Notes, amend, change or modify in any material respect the Issuer’s obligation to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event or, after such Change of Control Triggering Event has occurred, modify any of the provisions or definitions with respect thereto.

ARTICLE SEVEN

MISCELLANEOUS

Section 7.1.  Effect of Supplemental Indenture.  Except as expressly modified or amended hereby, the Original Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved.  This Third Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

Section 7.2.  Application of Third Supplemental Indenture.  Each and every term and condition contained in this Third Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Original Indenture shall apply only to the Notes created hereby and not to any existing or future series of Securities established under the Original Indenture.

Section 7.3.  Benefits of Third Supplemental Indenture.  Nothing contained in this Third Supplemental Indenture shall be construed to confer upon any person other than a Holder of the Notes, the Issuer, the Trustee and the calculation agent any right or interest to avail itself, himself or herself as the case may be, of any benefit under any provision of the Original Indenture or this Third Supplemental Indenture.

Section 7.4.  Effective Date.  This Third Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

Section 7.5.  Governing Law.  This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 7.6.  Counterparts.  This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7.7.  Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 7.8.  Separability Clause.  In case any provision in this Third Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.9.  Satisfaction and Discharge.  The Issuer shall be deemed to have satisfied all of its obligations under this Third Supplemental Indenture upon compliance with the provisions of Section 15.03 or Section 15.04, as applicable of the Original Indenture relating to defeasance of the Notes, to the extent set forth in Sections 15.01 and 15.02.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

EQUIFAX INC.
as Issuer

By:
Name:
Title:

Attest:

Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (FORMERLY KNOWN AS THE BANK OF NEW YORK TRUST COMPANY, N.A. AS SUCCESSOR TO BANK ONE TRUST COMPANY, N.A., WHICH WAS SUCCESSOR IN INTEREST TO THE FIRST NATIONAL BANK OF CHICAGO)

as Trustee

By:
Name:
Title:

Attest:

Name:
Title:

EXHIBIT A

[FACE OF NOTE]

THIS NOTE IS A SECURITY IN GLOBAL FORM (“GLOBAL SECURITY”) WITHIN THE MEANING OF SECTION 2.03 OF THE ORIGINAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITORY”) OR A NOMINEE OF THE DEPOSITORY, WHICH MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

NO. 1

CUSIP NO. 294429AH8	$275,000,000
ININ NO. US294429AH86

EQUIFAX INC.

4.450% Senior Notes due 2014

Equifax Inc., a Georgia corporation (the “Issuer,” which term includes any successor under the Original Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of Two Hundred and Seventy Five Million Dollars on December 1, 2014 (the “Maturity Date”), and to pay interest thereon from November 9, 2009

1

(or from the most recent interest payment date to which interest has been paid or duly provided for) in U.S. dollars semi-annually in arrears on June 1 and December 1 of each year, each, an “Interest Payment Date”, commencing on June 1, 2010, and on the Maturity Date, at the rate of 4.450% per annum, until payment of said principal sum has been made or duly provided for.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date and on the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the “Record Date” for such payment, which will be May 15 and November 15 (regardless of whether such day is a Business Day (as defined below)).  Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such record date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall be not less than five Business Days (as defined below) prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 15 days preceding such subsequent record date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in The Borough of Manhattan, The City of New York.  The Issuer hereby initially designates the Corporate Trust Office of the Trustee in the City of New York as the office to be maintained by it where Notes may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Original Indenture referred to on the reverse hereof may be served.

Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including November 9, 2009 in the case of the initial Interest Payment Date) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be.  If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day (as defined below), the required payment of interest or principal or both, as the case may be, will be made on the next Business Day with the same force and effect as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.  “Business Day” means any calendar day, that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

Payments of principal and interest in respect of this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be entitled to the benefits of the Original Indenture referred to on

2

the reverse hereof or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under such Indenture.

3

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its authorized officers.

Dated as of: November 9, 2009

EQUIFAX INC.
as Issuer

By:
Name:
Title:

Attest:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (FORMERLY KNOWN AS THE BANK OF NEW YORK TRUST COMPANY, N.A. AS SUCCESSOR TO BANK ONE TRUST COMPANY, N.A., WHICH WAS SUCCESSOR IN INTEREST TO THE FIRST NATIONAL BANK OF CHICAGO)

as Trustee

By:

Name:
Title:

[REVERSE OF NOTE]

EQUIFAX INC.

4.450% Senior Notes due 2014

This security is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of June 29, 1998 (hereinafter called the “Original Indenture”), duly executed and delivered by the Issuer to The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. as successor to Bank One Trust Company, N.A., which was successor in interest to The First National Bank of Chicago), as Trustee (hereinafter called the “Trustee,” which term includes any successor trustee under the Original Indenture with respect to the series of Securities of which this Note is a part), and a Third Supplemental Indenture, dated as of November 9, 2009, between the Issuer and the Trustee (the “Third Supplemental Indenture;” the Original Indenture as modified and supplemented by the Third Supplemental Indenture is herein called the “Indenture”) to which the Original Indenture and all indentures supplemental thereto relating to this security reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Original Indenture or any indenture supplemental thereto.  This security is one of a series designated as the 4.450% Senior Notes due 2014 of the Issuer, initially limited in aggregate principal amount to $275,000,000.

In case an Event of Default with respect to this security shall have occurred and be continuing, the principal hereof together with accrued interest to the date of declaration, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Original Indenture.

Except as otherwise may be specified herein or in the Third Supplemental Indenture, the Issuer shall have the right to redeem to Notes, in whole or in part, at any time or from time to time, at a redemption price (the “Optional Redemption Price”) equal to the greater of (i) 100% of the principal amount plus accrued an unpaid interest to, but excluding, the Redemption Date, and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.

The Issuer will mail notice of such redemption to the registered holders of the Notes to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.  If Notes are only partially redeemed pursuant to the Third Supplemental Indenture, the Notes to be redeemed will be selected by the Trustee in such manner as in its sole discretion it shall deem appropriate and fair; provided, that if at the time of redemption the Notes to be redeemed are registered as a Global Note, the Depository shall determine, in accordance with its procedures, the principal amount of the Notes to be redeemed held by each of its participants that holds a position in such Notes. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the Redemption Date or at such later time as is then permitted by the rules of the Depository for the Notes (if then registered as a Global Note); provided, that the Issuer shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

If a Change of Control Triggering Event occurs, unless the Issuer has exercised its option to redeem the Securities of this series, the Issuer shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes of this series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth herein. In the Change of Control Offer, the Issuer shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes of this series repurchased, plus accrued and unpaid interest, if any, on the Notes of this series repurchased to the date of repurchase (the “Change of Control Payment”).  Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the Notes of this series describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Securities on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”).  The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

In order to accept the Change of Control Offer, the Holder must deliver to the Paying Agent, at least three Business Days prior to the Change of Control Payment Date, this Security together with the form entitled “Election Form” (which form is annexed hereto) duly completed, or a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth:

(i)            the name of the Holder of the Note;

(ii)           the principal amount of the Note;

(iii)          the principal amount of the Note to be repurchased;

(iv)          the certificate number or a description of the tenor and terms of the Note;

(v)           a statement that the Holder is accepting the Change of Control Offer; and

(vi)          a guarantee that the Note, together with the form entitled “Election Form” duly completed, will be received by the Paying Agent at least three Business Days prior to the Change of Control Payment Date.

Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of the Notes, but in that event the principal amount of the Notes remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.  On the Change of Control Payment Date, the Issuer shall, to the extent lawful (1) accept for payment all Notes of this series or portions of such Notes properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes of this series or portions of such Notes properly tendered, and (3) deliver or cause to be delivered to the Trustee the Notes of this series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes of this series or portions of such Securities being repurchased.

The Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party purchases all Notes of this series properly tendered and not withdrawn under its offer.  In addition, the Issuer shall not repurchase any Securities of this series if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Original Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Issuer shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities of this series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes of this series, the Issuer shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Securities of this series by virtue of any such conflict.

The following terms have the meanings given to them in this Note:

“Business Day” shall mean, unless otherwise specified, any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Issuer’s Voting Stock or other Voting Stock into which the Issuer’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to one or more Persons (other than the Issuer or a Subsidiary); or (3) the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control if (1) the Issuer becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Comparable Treasury Issue” shall mean the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” shall mean, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations or, if only one such Quotation is obtained, such Quotation.

“Continuing Directors” means, as of any date of determination, any member of the Issuer’s Board of Directors who (1) was a member of such Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Issuer’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Depository” shall mean a clearing agency registered under Section 17A of the Exchange Act that is designated to act as Depository for the Notes.

“Independent Investment Banker” shall mean an independent investment banking institution of national standing appointed by the Issuer, which may be one of the Reference Treasury Dealers.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of such Securities publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer (as certified by a resolution of the Issuer’s Board of Directors) as a replacement agency for, Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period shall be extended so long as the rating of the Securities of this series is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control.

“Redemption Date” shall mean, with respect to any redemption of Notes, the date fixed for such redemption pursuant to the Original Indenture and such Notes.

“Reference Treasury Dealer” shall mean (i) J.P. Morgan Securities Inc. and its successors, provided, that if J.P. Morgan Securities Inc. or any such successor shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any other three Primary Treasury Dealers selected by the Issuer.

“Reference Treasury Dealer Quotations” shall mean, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to the Notes to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due at the related Redemption Date but before such redemption; provided, however, that if such Redemption Date is not an interest payment date, with respect to the Notes, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such Redemption Date.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Treasury Rate” shall mean, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (ii) if the period from the Redemption Date to the Maturity Date of the Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used, or (iii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated by the Issuer on the third Business Day preceding such Redemption Date. The Trustee shall not be responsible for any such calculation.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Original Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time outstanding of all series to be affected (voting as one class), evidenced as provided in the Original Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Original Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Security so affected, (1) change the Stated Maturity of the principal of, or installment of interest, if any, on, any Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change the Stated Maturity of or reduce the amount of any payment to be made with respect to any Coupon, or change the Currency or Currencies in which the principal of (and premium, if any) or interest on such Security is denominated or payable, or change the place where any such amount is payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 of the Original Indenture, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Security, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or limit the obligation of the Issuer to maintain a paying agency outside the United States for payment on Bearer Securities as provided in Section 12.03 of the Original Indenture, or (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or (3) modify any of the provisions of Sections 11.02, 5.13 or 12.09 of the Original Indenture, except to increase any such percentage or to provide that certain other provisions of the Original Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security of each series affected thereby.

It is also provided in the Original Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in aggregate principal amount outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all series of Securities) may on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Securities, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Original Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of the security and any securities that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this security or such other securities.

No reference herein to the Original Indenture and no provision of this security or of the Original Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

This Security is issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  Securities may be exchanged for a like aggregate principal amount of securities of this series of other authorized denominations at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, in the manner and subject to the limitations provided in the Original Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

Upon due presentment for registration of transfer of Securities at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, one or more new Securities of the same series of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Original Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Issuer, the Trustee or any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this security is registered as the absolute owner of this security (whether or not this security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and Make-Whole Amount, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

The Original Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Original Indenture and all indentures supplemental thereto relating to this security.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Article Three of the Third Supplemental Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Article Three of the Third Supplemental Indenture, state the amount in principal amount that you elect to have purchased: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.